Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No 333-253635) on Form F-1 of our report dated 29 January 2021 relating to the financial statements of Karooooo Ltd. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche
Registered Auditors

Johannesburg, South Africa
22 March 2021